As Filed with the Securities And Exchange Commission on May 22, 2012

Registration No. 333-45145

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

post-effective amendment No. 1
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________

national quality care, inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	84-1215959
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2431 Hill Drive
Los Angeles, California 90041

(Address of Registrant’s Principal Executive Offices) (Zip Code)

_______________

Stock Options Issued to Consultant

(Full title of the plan)

Robert Snukal

Executive Officer

Chief Executive Officer

2431 Hill Drive

Los Angeles, California 90041

(323) 254-2014

(Name, address and telephone number of agent for service)

__________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-8 (Registration No. 333-45145), filed by National Quality Care, Inc. (the “Company”) on January 29, 1998 (the “Registration Statement”) registering 78,500 shares of common stock of the Company to be issued in connection with the 1998 Stock Option Plan.

This Post-Effective Amendment is being filed solely to deregister any and all securities previously registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 22nd day of May, 2012.

National Quality Care, Inc.

By:	/s/ROBERT SNUKAL
Robert Snukal
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on this 22nd day of May, 2012.

Signature	Capacity in Which Signed

/s/LEONARDO BEREZOVSKY, M.D.
Leonardo Berezovsky, M.D.	Chairman of the Board of Director and Chief Financial Officer (principal financial officer)

/s/ROBERT SNUKAL
Robert Snukal	Chief Executive Officer, President and Director (principal executive officer)

/s/RONALD LANG, M.D.
Ronald Lang, M.D.	Executive Vice-President and Director

/s/JOSE SPIWAK
Jose Spiwak	Director

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